UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K/A
(Amendment No. 1)
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 1-33726

Date of Report: June 17, 2009

ADVANCED BATTERY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	22-2497491
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14A, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

212-391-2752
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

This amendment is being filed to report the filing of an amendment to the Certificate of Designation of the Series F Preferred Stock relating to the voting rights of the holders of that security.

Item 3.02	Unregistered Sale of Equity Securities

On June 17, 2009 Advanced Battery Technologies sold 7,000 shares of Series F 0% Convertible Preferred Stock (the “Preferred Shares”) and three series of common stock purchase warrant: Series A Warrants, Series B Warrants and Series C Warrants (collectively, the “Warrants”) pursuant to a Securities Purchase Agreement made as of June 12, 2009.  The purchasers were four accredited institutional funds.

The aggregate purchase price for the securities was $7,000,000.  From the proceeds of the offering, Advanced Battery Technologies will pay a fee of $350,000 to Rodman & Renshaw, LLC, which acted as the placement agent for the offering.  Advanced Battery Technologies will also reimburse Rodman & Renshaw, LLC for its out-of-pocket expenses, and will issue to Rodman & Renshaw, LLC warrants to purchase 87,500 shares of common stock.  In the event that any of the Series A, Series B or Series C Warrants are exercised, Advanced Battery Technologies will pay five percent of the exercise price to Rodman & Renshaw, LLC.

Each of the Preferred Shares has a face value of $1,000, for an aggregate of $7,000,000.  The Preferred Shares are convertible into common stock at a conversion price of $4.00.   Each Preferred Share is entitled to a preferential payment of $1,000 in the event of a liquidation of Advanced Battery Technologies.  The holder of each Preferred Share has voting rights equal to the number of shares of common stock into which the Preferred Share would be convertible if the conversion price were $4.23.

The Series A Warrants will permit the holders to purchase up to 787,500 shares of common stock from Advanced Battery Technologies.  The Series A Warrants, as well as the warrants issued to Rodman & Renshaw, LLC, may be exercised for a price of $4.92 per share of common stock.  The Series A Warrants and the Rodman & Renshaw warrants expire in five years and six months.  Cashless exercise is permitted only if there is no effective registration statement permitting resale of the common shares underlying the Series A Warrants.

The Series B Warrants permit the holders to purchase up to 1,750,000 shares of common stock from Advanced Battery Technologies for a price of $4.00.  The Warrants expire on the later of (a) December 9, 2009 or (b) 30 days after the effective date of the registration statement referenced below or (c) 30 days after the shareholders of Advanced Battery Technologies approve an increase in the authorized common stock.   Cashless exercise is permitted only if there is no effective registration statement permitting resale of the common shares underlying the Warrants.  If, during the life of the Series B Warrants, the closing bid price for Advanced Battery Technologies common stock exceeds $5.00 for ten consecutive trading days with at least 400,000 shares trading volume, then Advanced Battery Technologies is entitled to force the holders of the Series B Warrants to exercise the Warrants and purchase all 1,750,000 shares.

The Series C Warrants permit the holders to purchase common stock from Advanced Battery Technologies for a price of $5.68.  The number of shares that may be purchased will equal 25% of the number of shares sold upon exercise of the Series B Warrants.  The Series C Warrants expire in five years and six months.  Cashless exercise is permitted only if there is no effective registration statement permitting resale of the common shares underlying the Warrants.

Advanced Battery Technologies entered into a Registration Rights Agreement with the purchasers, pursuant to which Advanced Battery Technologies is required to file with the Securities and Exchange Commission a registration statement that will, when declared effective, permit the purchasers to offer to the public the common shares issuable upon conversion of the Preferred Shares and the common shares issuable upon exercise of the Warrants.

In order for there to be sufficient common shares authorized for issuance upon conversion of the Preferred Shares and the Warrants, the certificate of incorporation of Advanced Battery Technologies must be amended to increase the number of shares of common stock authorized for issuance.  At the Annual Meeting of Shareholders scheduled for June 25, 2009, the Board of Directors will propose that the shareholders authorize such an increase.  The Securities Purchase Agreement provides that if the increase is not authorized on that date, then once each month until the increase is authorized, Advanced Battery must pay to the investors liquidated damages equal to 4% of the purchase price of the securities – i.e. $280,000.

The sale of the securities was exempt from registration with the Securities and Exchange Commission pursuant to Rule 506, by reason of the fact that there was no general solicitation in connection with the offering, and the fact that the purchasers were accredited investors with sufficient knowledge and experience to be capable of evaluating the merits and risks of the investment, who were purchasing for investment for their own accounts.

Item 9.01               Financial Statements and Exhibits

Exhibits

3-a	Certificate of Designation of Series F 0% Convertible Preferred Stock – filed with initial Report on June 23, 2009.
3-a(1)	Certificate of Amendment of Certificate of Designation of Series F 0% Convertible Preferred Stock.
10-a
Securities Purchase Agreement dated June 12, 2009 among Advanced Battery Technologies, Inc. and certain named Purchasers – filed as an exhibit to the Current Report on Form 8-K dated June 15, 2009 and filed on June 15, 2009, and incorporated herein by reference.

10-b	Letter of Understanding Regarding Series E and Series F 0% Convertible Preferred Stock of Advanced Battery Technologies, Inc. – filed with initial Report on June 23, 2009.
10-c	Registration Rights Agreement dated June 12, 2009 among Advanced Battery Technologies, Inc. and certain named Purchasers – filed with initial Report on June 23, 2009.
10-d	Form of Series A Common Stock Purchase Warrant issued on June 17, 2009 – filed with initial Report on June 23, 2009.
10-e	Form of Series B Common Stock Purchase Warrant issued on June 17, 2009 – filed with initial Report on June 23, 2009.
10-f	Form of Series C Common Stock Purchase Warrant issued on June 17, 2009 – filed with initial Report on June 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BATTERY TECHNOLOGIES, INC.
Dated: June 25, 2009	By:/s/ Fu Zhiguo
Fu Zhiguo, Chief Executive Officer